UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2009

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2009, Mowood, LLC (“Mowood”), a subsidiary portfolio company of Tortoise Capital Resources Corporation (the “Company”), entered into a definitive Membership Interest Purchase Agreement (the “Agreement”) with Landfill Energy Systems LLC (“LES”) to sell Mowood’s wholly-owned subsidiary, Timberline Energy, LLC (“Timberline”) to LES.  Timberline is an owner and developer of projects that convert landfill gas to energy.

Upon receipt of the purchase price, as adjusted pursuant to the terms of the Agreement, Mowood will assign its membership interest in Timberline to LES. The Company expects to receive a distribution from Mowood of between $9.0 and $9.3 million depending on closing adjustments to the purchase price. The Agreement also contains provisions for additional contingent payments by LES to Mowood over the next two years.  The Company could receive additional proceeds of up to $3.7 million based on these contingent payments and the escrow terms contained in the Agreement. The Agreement is subject to customary closing conditions and includes customary indemnification obligations.

Following the completion of the transaction, Mowood will continue to own and operate Omega Pipeline Company, LLC (“Omega”). Omega, a local distribution company, serves the natural gas and propane needs of Fort Leonard Wood and other customers in south central Missouri.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  January 6, 2010                                                                                 By:  /s/ Terry Matlack
                                      Terry Matlack
                                  Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 31, 2009